Exhibit 10.3

CECO ENVIRONMENTAL CORP.

executive CHANGE IN CONTROL severance plan

1.
Scope. This CECO Environmental Corp. Executive Change in Control Severance Plan (this “Plan”) applies to such officers and/or key employees of CECO Environmental Corp. (the “Company”) as may be determined by the Compensation Committee (or its successor, the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) from time to time (“Participants”). Except as otherwise determined by the Compensation Committee, Participants in the Plan are generally anticipated to be direct reports to the Company’s Chief Executive Officer. Each Participant will be designated by the Compensation Committee as a Tier 1 Participant or a Tier 2 Participant upon being included as a Participant, and the Company shall communicate such designation to the Participant and memorialize it in the records of the Company. Certain capitalized terms used in this Plan have the meanings ascribed to them in Section 14 of this Plan. This Plan was last amended and restated effective as of July 5, 2023.
2.
Purpose. The purpose of this Plan is to set forth certain compensation and benefits that are due to a Participant upon the Participant’s termination of employment with the Company as described herein. The Plan is intended to be an “employee welfare benefit plan” as defined in and governed by the Employee Retirement Income Security Act (“ERISA”).
3.
Participation
(a)
Each Participant is an at-will employee whose employment may be terminated by the Participant or the Company at any time for any reason, subject to the notice provisions set forth in Section 4 of this Plan. Upon the termination of employment of a Participant, this Plan shall govern the rights and responsibilities of the Company and the Participant with respect to the matters addressed by this Plan.
(b)
In consideration of a Participant’s participation in this Plan, the Participant will devote substantially all of the Participant’s business time and efforts to the service of the Company, except for (i) usual vacation periods and reasonable periods of illness, (ii) reasonable periods of time devoted to the Participant’s personal financial affairs, and (iii) services as a director or trustee of other corporations or organizations, either for profit or not for profit, that are not in competition with the Company; provided, however, that in no event shall the Participant devote less than 90% of the Participant’s business time and efforts to the service of the Company.
4.
Notice Period.
(a)
Termination Without Cause. While a Participant is employed by the Company, the Company may terminate the Participant’s employment at any time without Cause pursuant to written notice provided to the Participant not less than 45 days in advance of such

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termination. Any termination under this Section 4(a) will be effective at such time as may be specified in that written notice, subject to the preceding sentence.
(b)
Termination Without Good Reason. While a Participant is employed by the Company, the Participant may terminate the Participant’s employment at any time without Good Reason pursuant to written notice provided to the Company not less than 45 days in advance of such termination. Any termination under this Section 4(b) will be effective at such time as the Participant may specify in that written notice, subject to the preceding sentence.
5.
Qualifying Termination in Connection with a Change in Control. If, within twenty-four months after the date on which a Change in Control occurs, the Company terminates the employment of a Participant (other than due to Cause, a Disability Termination, or the Participant’s death) or the Participant terminates the Participant’s employment for Good Reason, then the Company will pay and provide to the Participant the amounts and benefits specified in this Section 5 subject to the Participant’s compliance with the terms of this Plan (including Section 9 hereof), except that the Company will not be obligated to pay the lump sum amounts specified in Section 5 (c), (d), (e), (f) and (g) (as applicable) unless either (x) the Company is deemed to have waived its right to present and require a Release as provided in Section 8(b) or (y) the Participant has timely executed and not revoked, as applicable, a Release as contemplated by Section 8(c). The amounts and benefits specified in this Section 5 are as follows:
(a)
A lump sum amount equal to the Participant’s Base Salary earned but unpaid as of the Termination Date (“Base Compensation”). The Company will pay this amount to the Participant within 30 days following the Termination Date and in accordance with applicable law.
(b)
A lump sum amount equal to the Participant’s annual cash incentive bonus (“Annual Bonus”) earned for the calendar year immediately preceding the calendar year in which the termination of employment occurs (“Prior Year Bonus”), to the extent not already paid. The Company will pay this amount to the Participant on the same date and in the same amount that the Annual Bonus for such year would have been paid if the Participant’s employment had not been terminated, but in any event not later than March 15 of the calendar year in which the termination of employment occurs.
(c)
A lump sum amount equal in value to the Participant’s Annual Bonus that would have been earned for the calendar year in which the termination of employment occurs at the “Target” level, pro-rated based on the number of days that the Participant is employed by the Company during the applicable performance period (the “Termination Year Pro-Rated Bonus”). Subject to Section 10, the Company will pay this amount to the Participant as soon as practicable (but no later than 74 days) following the Termination Date.
(d)
For Tier 0, Tier 1 and Tier 2 Participants, a lump sum amount equal to the product of the Applicable Severance Multiplier multiplied by (i) the greater of (x) the Participant’s annual Base Salary rate as of the Termination Date or (y) the Participant’s highest annual Base Salary rate in effect during the six months preceding the Change in Control, plus (ii) the amount equal in

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value to the Participant’s Annual Bonus that would have been earned for the calendar year in which the termination of employment occurs at the “Target” level. Subject to Section 10, the Company will pay this amount to the Participant as soon as practicable (but no later than 74 days) following the Termination Date.
(e)
For Tier 3 Participants, a lump sum amount equal to the product of the Applicable Severance Multiplier multiplied by the greater of (i) the Participant’s annual Base Salary rate as of the Termination Date or (ii) the Participant’s highest annual Base Salary rate in effect during the six months preceding the Change in Control. Subject to Section 10, the Company will pay this amount to the Participant as soon as practicable (but no later than 74 days) following the Termination Date.
(f)
A lump sum amount equal to $20,000, to enable the Participant to obtain executive-level outplacement services. Subject to Section 10, the Company will pay this amount to the Participant as soon as practicable (but no later than 74 days) following the Termination Date.
(g)
If the Participant timely elects continuation coverage under the Company’s health, dental and vision plans pursuant to COBRA, the Company will pay to the insurance carrier for the Participant’s benefit the Company’s subsidy toward the cost of medical coverage for similarly situated active executives enrolled in the same coverage in which he or she was enrolled at the time of the Termination Date for a period not to exceed the product of (i) the Applicable COBRA Multiplier multiplied by (ii) 12 months. To the extent such benefits are self-insured or it is otherwise necessary to avoid penalties for the Participant or the Company, the Company’s payment of such subsidy will be treated as a taxable payment to the Participant.
(h)
The Company will, at a Participant’s request, transfer any life insurance policy regarding the Participant that has no cash surrender value to the Participant, to the extent permitted by the policy and applicable law.

For purposes of this Plan, if the Company terminates the employment of a Participant (other than due to Cause, a Disability Termination, or the Participant’s death) within six months before a Change in Control occurs, and such termination is either at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or effected as a condition to consummation of a Change in Control, and the Change in Control actually occurs, then such termination shall be considered to be a qualifying termination in connection with a Change in Control as described in the first sentence of this Section 5. In such circumstance (and only in such circumstance), and solely for purposes of this Section 5 (other than Section 5(a)) and the related Release terms and conditions under Section 8, the date of the Change in Control shall be deemed to be the Participant’s Termination Date and date of termination of employment, and the Participant’s Annual Bonus and Base Salary as of such date shall be deemed to be on the same terms and conditions that applied at the time of the Participant’s actual

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termination of employment prior to the Change in Control. No Participant shall receive a duplication of payments or benefits under Section 5, Section 6 and Section 7 of this Plan.

6.
Qualifying Termination Not in Connection with a Change in Control. If the employment of a Participant is terminated by the Company (other than due to Cause, Disability Termination or death) or for Good Reason, and in either case, Section 5 does not apply, then the Company will pay and provide to such Participant the amounts and benefits specified in this Section 6 subject to such Participant’s compliance with the terms of this Plan (including Section 9 hereof), except that the Company will not be obligated to pay the amounts and benefits specified in Section 6 (c), (d), (e) and (f) (as applicable) unless either (x) the Company is deemed to have waived its right to present and require a Release as provided in Section 8(b) or (y) such Participant has timely executed and not revoked, as applicable, a Release as contemplated by Section 8(c). The amounts and benefits specified in this Section 6 are as follows:
(a)
The Participant’s Base Compensation. The Company will pay this amount to the Participant within 30 days following the Termination Date and in accordance with applicable law.
(b)
The Participant’s Prior Year Bonus, to the extent not already paid. The Company will pay this amount to the Participant on the same date and in the same amount that the Annual Bonus for the calendar year immediately preceding the calendar year in which the termination of employment occurs would have been paid if the Participant’s employment had not been terminated, but in any event not later than March 15 of the calendar year in which the termination of employment occurs.
(c)
A lump sum amount equal to the product of the Applicable Severance Multiplier multiplied by the Participant’s annual Base Salary rate as of the Termination Date. Subject to Section 10, the Company will pay this amount to the Participant as soon as practicable (but no later than 74 days) following the Termination Date.
(d)
The Termination Year Pro-Rated Bonus. Subject to Section 10, the Company will pay this amount to the Participant as soon as practicable (but no later than 74 days) following the Termination Date.
(e)
A lump sum amount equal to $20,000, to enable the Participant to obtain executive-level outplacement services. Subject to Section 10, the Company will pay this amount to the Participant as soon as practicable (but no later than 74 days) following the Termination Date.
(f)
If the Participant timely elects continuation coverage under the Company’s health, dental and vision plans pursuant to COBRA, the Company will pay to the insurance carrier for the Participant’s benefit the amount of the Company’s subsidy toward the cost of medical coverage for similarly situated active executives enrolled in the same coverage in which he or she was enrolled at the time of the Termination Date for a period not to exceed the product of (i) the Applicable COBRA Multiplier multiplied by (ii) 12

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months. To the extent such benefits are self-insured or it is otherwise necessary to avoid penalties for the Participant or the Company, the Company’s payment of such subsidy will be treated as a taxable payment to the Participant.

Except for the benefits stated in this Section 6, such Participant’s participation in all benefit plans, programs and arrangements of the Company shall cease as of the Termination Date and otherwise be governed by the terms of the plans, programs or arrangements, if any, governing such benefits. No Participant shall receive a duplication of payments or benefits under Section 5, Section 6 and Section 7 of this Plan.

7.
Termination for Cause; Voluntary Termination. If the Company terminates the employment of a Participant with Cause or a Participant voluntarily terminates employment with the Company (other than for Good Reason), the Company shall pay or provide to the Participant his or her (a) Base Compensation, and (b) continuing health, dental and vision insurance through the Termination Date. The Base Compensation shall be payable within 30 days following the Termination Date. Except for the benefits stated in this Section 7, the Participant’s participation in all benefit plans, programs and arrangements of the Company shall cease as of the Termination Date and otherwise be governed by the terms of the plans, programs or arrangements, if any, governing such benefits. No Participant shall receive a duplication of payments or benefits under Section 5, Section 6 and Section 7 of this Plan.
8.
Release. This Section 8 will apply only upon termination of a Participant’s employment by the Company without Cause or by the Participant for Good Reason, as further described in this Plan.
(a)
Presentation of Release by the Company. If this Section 8 applies, the Company may present to the Participant (or in the case of the Participant’s death or legal incapacity, to the Participant’s personal representative), not later than 21 days after the Termination Date, a release, in a form reasonably acceptable to and provided by the Company (a “Release”), of all current and future claims, known or unknown, arising on or before the date on which the Release is to be executed, that the Participant or the Participant’s assigns have or may have against the Company or any Subsidiary, and the directors, officers, and affiliates of any of them (which Release will require the Participant to affirm the Participant’s obligations as set forth in this Plan), together with a covering message in which the Company advises the Participant (or the Participant’s personal representative) that the Release is being presented in accordance with this Section 8(a) and that a failure by the Participant (or the Participant’s personal representative) to execute and return the Release as contemplated by Section 8(c) would relieve the Company of the obligation to make payments otherwise due to the Participant (or to the Participant’s personal representative) under one or more portions of Section 5 or Section 6, as the case may be.
(b)
Effect of Failure by the Company to Present Release. If the Company fails to present a Release and covering message to the Participant (or the

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Participant’s personal representative) as contemplated by Section 8(a), the Company will be deemed to have waived the requirement that the Participant (or the Participant’s personal representative) execute a Release as a condition to receiving payments under any portion of Section 5 or Section 6, as the case may be.
(c)
Execution of Release by the Participant or the Participant’s Personal Representative. If the Company does present a Release and covering message to the Participant (or the Participant’s personal representative) as contemplated by Section 8(a), the Participant (or the Participant’s personal representative) will have until 60 days after the Termination Date (i.e., at least 39 days after presentation of the Release to the Participant (or the Participant’s personal representative)) within which to deliver an executed copy of the Release to the Company and thereby satisfy the condition to receiving payments under any portion of Section 5 or Section 6, as the case may be, provided that the Participant (or the Participant’s personal representative) does not revoke the execution of the Release during any applicable revocation period.
(d)
Effect of Failure to Execute Release or of Revocation of Release. If the Participant (or the Participant’s personal representative) fails to deliver an executed copy of the Release to the Company within 60 days after the Termination Date or revokes the execution of the Release during any applicable revocation period, the Participant (or the Participant’s personal representative) will be deemed to have waived the right to receive all payments under Section 5 or Section 6, as the case may be, that were conditioned on the Release.
9.
Trade Secrets and Confidential Information; Non-Disparagement; Non-Competition and Non-Solicitation. By participating in this Plan and in further consideration of the Company’s promise to provide the Participant Trade Secret and Confidential Information during the Participant’s employment, a Participant acknowledges the Company’s reliance on and expectation of the Participant’s continued commitment to performance of the Participant’s duties and responsibilities while the Participant is employed by the Company and the Participant assumes the obligations set out in this Section 9 in light of that reliance and expectation on the part of the Company.
(a)
Trade Secrets and Confidential Information.
(i)
The Company promises to provide the Participant, and the Participant agrees that he or she shall protect the Company’s and its affiliates’ Trade Secrets and Confidential Information and shall not disclose to any Person, or otherwise use or disseminate, except in connection with the performance of his or her duties for the Company, any Trade Secrets or Confidential Information; provided, however, that the Participant may make disclosures required by a valid order or subpoena issued by a court or administrative agency

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of competent jurisdiction, in which event the Participant will promptly notify the Company or its affiliates in writing of such order or subpoena to provide the Company or its affiliates an opportunity to protect their interests.
(ii)
The Participant further confirms that during his or her employment with the Company, he or she has not and will not offer, disclose or use on the Participant’s own behalf or on behalf of the Company, any information the Participant received prior to employment by the Company which was supplied to the Participant confidentially or which the Participant should reasonably know to be confidential.
(iii)
The Participant’s obligations under this Section 9(a) shall apply during his or her employment and after his or her Termination Date, shall continue through any 12-month anniversary of a Change in Control, and shall continue for five years after such Termination Date and/or 12-month anniversary of a Change in Control, and shall survive any expiration or termination of this Plan (provided, however, that, for purposes of clarification, the Participant’s obligations under this Section 9(a) as to any information or material that is Confidential Information or a Trade Secret, as applicable, shall not be subject to any expiration date).
(iv)
Nothing in this Plan or any ancillary agreement prohibits a Participant from reporting, without prior notice to the Company, possible violations of law or regulation to any governmental agency or entity, otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, and, for the avoidance of doubt, a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. Each Participant is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Each Participant is further notified that if the Participant files a lawsuit for retaliation by Company for reporting a suspected violation of law, the Participant may disclose Trade Secrets to the Participant’s attorney and use the Trade Secret information in the court proceeding if the Participant: (x) files any document containing the Trade Secret under seal; and (y) does not

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disclose the Trade Secret, except pursuant to court order. A Participant does not need the prior authorization of Company to make any such reports or disclosures, and a Participant is not required to notify Company that the Participant has made such reports or disclosures.
(v)
The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a)(i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to limit any rights under DTSA.
(b)
Non-Disparagement. Each Participant agrees not to make any communications or engage in any conduct that is or could reasonably be construed to be disparaging of the Company, its affiliates or their respective officers, directors, founders, employees, agents, stockholders, products or services. The Company agrees the provisions of this Section 9(b) do not apply to disclosures required in the ordinary course of business communications between a Participant and his or her attorney; communications by a Participant required by law, by court order or court directive; communications by a Participant in the scope of pursuing a complaint or claim with a governmental agency; or communications by a Participant during participation in a governmental agency investigation of claims.
(c)
Non-Competition and Non-Solicitation.
(i)
Each Participant acknowledges and agrees that, unless otherwise required by law, both during his or her employment and for six months (12 months in the case of a Tier 1 Participant) after the last day of his or her employment with the Company, he or she has not and will not, directly or indirectly, engage in, provide, or perform any services on behalf of, invest in, own or otherwise finance, consult for, or serve as a partner, manager, director, officer, employee, independent contractor or agent of, any Person providing goods or services substantially similar to those which comprise the

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Company’s Business. A Participant’s ownership of less than two percent (2%) of the outstanding, publicly traded equity of a competitor of the Company shall not be deemed a breach of this Section 9(c)(i).
(ii)
Each Participant acknowledges and agrees that both during his or her employment and for six months (12 months in the case of a Tier 1 Participant) after the last day of his or her employment with the Company, the Participant has not and will not, directly or indirectly, whether on behalf of the Participant or others, solicit Customers for the purpose of providing goods and/or services competitive with the Company’s Business.
(iii)
Each Participant acknowledges and agrees that both during his or her employment and for six months (12 months in the case of a Tier 1 Participant) after the last day of his or her employment with the Company, the Participant has not and will not, directly or indirectly, whether on behalf of the Participant or others, solicit, lure or attempt to hire away any of the Company’s or its affiliates’ employees or agents. Notwithstanding the foregoing, this Section 9(c)(iii) shall not prevent a Participant from soliciting an employee or agent who has discontinued all business dealings with the Company for at least six continuous months. Notwithstanding the foregoing, a general advertisement to which an employee or agent of the Company responds shall not be deemed a breach of this Section 9(c)(iii).
(d)
Remedies. Each Participant acknowledges that the remedy at law for any breach by the Participant of this Section 9 may be inadequate and that the damages following from any such breach may not be readily susceptible to being measured in monetary terms. Accordingly, the Participant agrees that, upon adequate proof of the Participant’s violation of any legally enforceable provision of this Section 9, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 9 will be deemed to limit the Company’s remedies at law or in equity for any breach by the Participant of any of the provisions of this Section 9 that may be pursued or availed of by the Company.
(e)
Acknowledgement. Each Participant has carefully considered the nature and extent of the restrictions upon the Participant and the rights and remedies conferred upon the Company under this Section 9, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition that otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Participant, would not operate as a bar to the Participant’s sole means of support, are fully required to protect the legitimate interests of the Company, and do not confer a benefit upon the Company disproportionate to the detriment to the

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Participant. If a Participant is subject to any restrictive covenants under any plan, policy, document or Individual Agreement (collectively, the “Other Restrictive Covenants”), the Participant is obligated to abide by both the Other Restrictive Covenants and the restrictive covenants set forth in this Plan, regardless of whether they are similar.
10.
Tax Matters; Section 409A.
(a)
The payments and benefits provided under this Plan will be subject to all applicable federal, state and other governmental withholdings.
(b)
To the extent applicable, it is intended that this Plan comply with or be exempt from the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to a Participant. Consistent with that intent, and to the extent required under Section 409A, for benefits that are to be paid in connection with a termination of employment, “termination of employment” or any similar term shall be limited to such a termination that constitutes a “separation from service” under Section 409A. Notwithstanding any provision of Section 5, Section 6 or Section 7 to the contrary, if the period commencing on the date of the Participant’s termination of employment begins in one taxable year of the Participant and the 74th day following the date of such termination of employment is in a subsequent taxable year, any amounts payable under Section 5, Section 6 or Section 7 which are considered deferred compensation subject to Section 409A shall be paid in such subsequent taxable year.
(c)
Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee,” determined pursuant to procedures adopted by the Company in compliance with Section 409A, on the date of his or her separation from service (within the meaning of Treasury Regulation section 1.409A-1(h)) and if any portion of the payments or benefits to be received by the Participant upon his or her termination of employment would constitute a “deferral of compensation” subject to Section 409A, then to the extent necessary to comply with Section 409A, amounts that would otherwise be payable pursuant to this Plan during the six-month period immediately following the Participant’s termination of employment will instead be paid or made available on the earlier of (i) the first business day of the seventh month after the Termination Date, or (ii) the Participant’s death. For purposes of application of Section 409A, to the extent applicable, each payment made under this Plan shall be treated as a separate payment and not one of a series of payments for purposes of Section 409A.
(d)
Notwithstanding any provision of this Plan to the contrary, to the extent any reimbursement or in-kind benefit provided under this Plan is nonqualified deferred compensation within the meaning of Section 409A: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; (ii) the reimbursement of an eligible expense must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(e)
In no event shall this Section 10 or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences under Section 409A of any provisions of, or payments under, this Plan, and the Company shall have no

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responsibility for tax consequences under Section 409A to a Participant resulting from the terms or operation of this Plan.
11.
Adjustment of Certain Payments and Benefits. Notwithstanding any provision of this Plan to the contrary, if any payment or benefit to be paid or provided hereunder or under any other plan or agreement would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided hereunder shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided hereunder is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Participant or the Company, by the Company’s independent accountants or a nationally recognized law firm chosen by the Company. The fact that the Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this Section shall not of itself limit or otherwise affect any other rights of the Participant under this Plan. In the event that any payment or benefit intended to be provided hereunder is required to be reduced pursuant to this Section, then the reduction will be made in accordance with Section 409A and will occur in the following order: (a) first, by reducing any cash payments with the last scheduled payment reduced first; (b) second, by reducing any equity-based benefits that are included at full value under Q&A-24(a) of the Treasury Regulations promulgated under Section 280G of the Internal Revenue Code (the “280G Regulations”), with the highest value reduced first; (c) third, by reducing any equity-based benefits included on an acceleration value under Q&A-24(b) or 24(c) of the 280G Regulations, with the highest value reduced first; and (d) fourth, by reducing any non-cash, non-equity based benefits, with the latest scheduled benefit reduced first. Such payments or benefits shall be reduced in a manner that maximizes the Participant’s economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.
12.
Amendments. This Plan may be amended or terminated at any time by the Compensation Committee; provided, however, that no such amendment or termination may materially adversely affect any Participant without the Participant’s prior written consent unless the Company provides 12 months’ written notice of such amendment or termination to any adversely affected Participant.
13.
Effective Date/Termination. The Plan was originally established by the Company effective as of August 11, 2021. The Plan is hereby amended and restated effective as of July 6, 2023 (the “Effective Date”), and supersedes all prior understandings, agreements or representations, written or oral, with respect to the subject matter herein with respect to Participants.

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14.
Definitions. Any capitalized term that is used, but not otherwise defined, in this Plan shall have the meaning set forth in this Section:
(a)
“Applicable COBRA Multiplier” means the applicable multiplier set forth on Exhibit A that applies to a Participant’s Participation Tier in respect of a termination of the Participant’s employment under Section 5 or Section 6 of this Plan, as applicable.
(b)
“Applicable Severance Multiplier” means the applicable multiplier set forth on Exhibit A that applies to a Participant’s Participation Tier in respect of a termination of the Participant’s employment under Section 5 or Section 6 of this Plan, as applicable.
(c)
“Base Salary” means the amount a Participant is entitled to receive as base salary from time to time, including any amounts deferred pursuant to any contributions to the Company’s 401(k) Retirement Savings Plan and excluding all annual cash performance awards (or equivalent award for annual performance), bonuses, equity sharing plans, overtime, long-term incentive awards, welfare benefit premium reimbursements and other incentive compensation, payable by the Company as consideration for the Participant’s services.
(d)
“Cause” means (i) any use or misappropriation by a Participant of the Company’s, or any of Company’s affiliates’, funds, assets or property for any personal or other improper purpose; (ii) any act of moral turpitude, dishonesty, fraud by or felony conviction of a Participant whether or not such acts were committed in connection with the Company’s Business; (iii) any failure by a Participant substantially to perform the lawful instructions of the Person(s) to whom the Participant reports (other than as a result of total or partial incapacity due to Total Disability) following written notice by the Company to the Participant of such failure and 15 days following such notice within which to cure such failure; (iv) any willful or gross misconduct by the Participant in connection with the Participant’s duties to the Company which could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company or its affiliates; (v) any failure by the Participant to follow a material Company policy; or (vi) any material breach by the Participant of a material obligation under this Plan.
(e)
“Change in Control” means the occurrence (after the Effective Date), during Participant’s participation in this Plan, of any of the following events:
(i)
any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of either (A) the then-outstanding Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (y) any acquisition

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pursuant to a transaction that complies with Sections 14(f)(iii)(A), (B) and (C) below;
(ii)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Effective Date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least three-fourths (3/4) of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)
consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of,

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respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)
approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(f)
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
(g)
“Code” means the Internal Revenue Code of 1986, as amended.
(h)
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
(i)
“Company’s Business” means the design, manufacture, sale of, and service related to air and noise pollution control equipment serving the energy and industrial markets and fluid handling and filtration. The Company’s Business is further described in any and all manufacturing, marketing and sales manuals and materials of the Company as the same may be altered, amended, supplemented or otherwise changed from time to time, including any such manuals and materials as in effect at any time during the 12-month period immediately prior to a Participant’s Termination Date, or of any other products or services substantially similar to or readily substitutable for any such described products and services. The Company’s Business shall also include any expansion or acquisition of or by the Company or any plans with respect to expansion or acquisition, as evidenced by the books and records of the Company, at the time of a Participant’s Termination Date.
(j)
“Confidential Information” means: (i) business opportunities; (ii) data and compilations of data relating to the Company’s Business; (iii) compilations of information about, and communications and agreements with, customers and potential customers of the Company, including customer and pricing lists; (iv) intellectual property, including computer software, hardware, network and internet technology utilized, modified or enhanced by the Company or by a Participant in furtherance of the Participant’s duties with the Company; (v) compilations of data concerning Company products, services, customers, and end users including but not limited to compilations concerning projected sales, new project timelines, inventory reports, sales, and cost and expense reports; (vi) compilations of information about the Company’s executives and independent contracting consultants; (vii) the Company’s financial information, including, without limitation, projections, amounts charged to customers and amounts charged to the Company by its vendors, suppliers, and service providers; (viii) proposals submitted to the Company’s customers, potential customers, wholesalers, distributors, vendors, suppliers and service providers; (ix) the

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Company’s marketing strategies and compilations of marketing data; (x) compilations of data or information concerning, and communications and agreements with, vendors, suppliers and licensors to the Company and other sources of technology, products, services or components used in the Company’s Business; (xi) any information concerning services requested and services performed on behalf of customers of the Company, including planned products or services; (xii) the Company’s research and development records and data; and (xiii) personnel data learned in the course of performing a Participant’s duties to the Company. Confidential Information also includes any summary, extract or analysis of such information together with information that has been received or disclosed to the Company by any third party as to which the Company has an obligation to treat as confidential. Confidential Information shall not include: (x) information generally available to the public other than as a result of improper disclosure by a Participant; (y) information that becomes available to a Participant from a source other than the Company (provided the Participant has no reason to believe that such information was obtained from a source in breach of a duty to the Company); and/or (z) information disclosed pursuant to law, regulations or pursuant to a subpoena, court order or legal process and not otherwise protected from disclosure by a confidentiality arrangement, a protective order or submission to a court, regulatory agency or other legal tribunal under seal or other customary confidentiality process or practice.
(k)
“Customers” means mean those Persons who are customers of the Company and/or its affiliates with respect to which, within the one-year period preceding the date of a Participant’s Termination Date: (i) the Participant had material contact on behalf of the Company; (ii) the Participant acquired, directly or indirectly, Confidential Information or Trade Secrets as a result of his or her employment with the Company; and/or (iii) the Participant exercised oversight or responsibility of subordinates who engaged in material contact on behalf of the Company.
(l)
“Disability Termination” means termination of the Participant’s employment by the Company when the Participant has been Totally Disabled for an aggregate of 120 days in any consecutive 12 calendar months or for 90 consecutive days.
(m)
“Good Reason” means, in the absence of prior written consent of a Participant: (i) a material diminution in the Participant’s duties, authorities or responsibilities; (ii) a material reduction of the Participant’s Base Salary or incentive opportunity under the Company’s short-term cash incentive program; provided, however, that any reduction that is part of a broad-based reduction or a reduction that is applicable to similarly-situated executives shall not be deemed “Good Reason” hereunder; (iii) relocation of the Participant’s primary workplace, as assigned to the Participant as of the Effective Date, beyond a 50 mile radius from such workplace; or (iv) any material breach by the Company of this Plan; provided, however, that the Participant’s termination of employment shall not be deemed to be for Good Reason unless (x) the Participant has notified the Company in writing describing the occurrence of one or more Good Reason events within 90 days of such occurrence, (y) the Company fails to cure such Good Reason event within 30 days after its receipt of such written notice and (z) the Participant’s Termination Date occurs within 180 days after the occurrence of the applicable Good Reason event.
(n)
“Individual Agreement” means any offer letter or similar agreement currently in effect as of the Effective Date (other than an equity award agreement) to which the applicable Participant and the Company are parties.

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(o)
“Participant’s Own Occupation” means the regular occupation in which a Participant is engaged with the Company at the time the Participant has a Total Disability.
(p)
“Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended).
(q)
“Section 409A” means Section 409A of the Code. References in this Plan to Section 409A are intended to include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to Section 409A by the U.S. Department of Treasury or the Internal Revenue Service.
(r)
“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.
(s)
“Termination Date” means the date on which a Participant’s employment with the Company and its Subsidiaries terminates.
(t)
“Territory” means the United States and any other country worldwide in which the Company has operations or customers. By participating in this Plan, the Participant acknowledges that the services he or she has performed and may continue to perform on behalf of the Company or its affiliates are at a senior managerial level and are not limited in their territorial scope to any particular city, state, country or region, but instead affect the Company’s activities globally. Specifically, the Participant acknowledges by participating in this Plan that he or she travels throughout the United States to attend Company meetings, visit Company facilities, meet with Company agents and distributors, and attend trade shows. In addition, the Participant acknowledges by participating in this Plan that he or she conducts and directs business on behalf of the Company in other countries throughout the world in which the Company has operations or customers. Accordingly, the Participant agrees by participating in this Plan that restrictions involving the restrictive covenants in this Plan are reasonable and necessary to protect the Confidential Information, Trade Secrets, business relationships, and goodwill of the Company.
(u)
“Total Disability” shall have either (i) the meaning ascribed to such term (or substantially similar term) in the Company’s long-term disability plan or policy covering the Executive, or (ii) in the absence of such plan or policy, the meaning ascribed to such term (or substantially similar term) in an applicable Individual Agreement, or (iii) in the absence of such plan or policy and such applicable Individual Agreement, a meaning consistent with Code Section 22(e)(3).
(v)
“Totally Disabled” means that the Participant suffers from Total Disability (and the Participant will be deemed to continue to be Totally Disabled so long as the Participant is not able to work in the Participant’s Own Occupation even if the Participant works in some other capacity).

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(w)
“Trade Secrets” means any information or thing that constitutes a trade secret under any applicable law, including, without limitation, a formula, pattern, compilation, program, device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
15.
Miscellaneous Provisions.
(a)
No Set Off; No Obligation to Seek Other Employment or to Otherwise Mitigate Damages; No Effect Upon Other Plans. The Company’s obligation to make the payments provided for in this Plan and otherwise to perform its obligations under this Plan will not be affected by any set off, counterclaim, recoupment, defense, or other claim whatsoever that the Company or any Subsidiary or affiliate of the Company may have against the Participant, except that the prohibition on set-off, counterclaim, recoupment, defense, or other claim contained in this sentence will not apply if the Participant’s employment is terminated by the Company for Cause. The Participant will not be required to mitigate damages or the amount of any payment provided for under this Plan by seeking other employment or otherwise. The amount of any payment provided for under this Plan will not be reduced by any compensation or benefits earned by the Participant as the result of employment by another employer or otherwise after the Termination Date. Neither the provisions of this Plan nor the making of any payment provided for under this Plan, nor the termination of the Company’s obligations under this Plan, will reduce any amounts otherwise payable, or in any way diminish a Participant’s rights, under any incentive compensation plan, stock option or stock appreciation rights plan, restricted stock plan or agreement, deferred compensation, retirement, or supplemental retirement plan, stock purchase and savings plan, disability or insurance plan, or other similar contract, plan, or arrangement of the Company or any Subsidiary, all of which will be governed by their respective terms.
(b)
Payments Not Compensation. Any participation by a Participant in, and any terminating distributions and vesting rights (other than previously defined) under, the Company-sponsored retirement or savings plans, regardless of whether such plans are qualified or non-qualified for tax purposes, shall be governed by the terms of those respective plans. Any salary continuation or severance benefits shall not be considered compensation for purposes of accruing additional benefits under such plans.
(c)
Legal Fees. In the event that a Participant or the Company brings any proceeding or any legal action to enforce the terms of this Plan, each of the Company and the Participant shall bear its own attorneys’ fees and costs in connection with such proceeding or legal action.
(d)
Payments Are in Lieu of Severance Payments. If a Participant becomes entitled to receive payments under this Plan as a result of termination of the Participant’s employment, those payments will be in lieu of any and all other claims or rights that the Participant may have against the Company for severance, separation, and/or salary continuation pay upon termination of the Participant’s employment.
(e)
Assistance. During a Participant’s employment with the Company and thereafter, the Participant will respond to reasonable requests for information regarding matters

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that may arise in the Company’s business, provide reasonable assistance to the Company in litigation and regulatory matters that relate to events that occurred during the Participant’s period of employment with the Company and its predecessors, and provide reasonable assistance to the Company with matters relating to its business or corporate history from the period of the Participant’s employment with it or its predecessors (including assisting with the transition of bank accounts and other administrative and transition matters). A Participant will be entitled to reimbursement of reasonable out-of-pocket travel or related costs and expenses relating to any such cooperation or assistance that occurs following the Termination Date.
(f)
Termination of Status as Director or Officer. Notwithstanding anything in this Plan to the contrary, unless otherwise agreed to by the Company and a Participant prior to the Termination Date, a Participant shall be deemed to have automatically resigned from all directorships and offices with the Company and its Subsidiaries, and their affiliates (including joint ventures), as of the Termination Date.
(g)
Notices. Notices and all other communications provided for in this Plan must be in writing and will be deemed to have been duly given upon receipt (or rejection) when delivered in person or by overnight delivery (to the Chief Legal Officer of the Company in the case of notices to the Company and to the Participant in the case of notices to a Participant), emailed with proof of delivery, or mailed by United States registered mail, return receipt requested, postage prepaid, and addressed, if to the Company, to its principal place of business, attention: Chief Legal Officer, and, if to the Participant, to the Participant’s home address last shown on the records of the Company, or to such other address or addresses as either party may furnish to the other in accordance with this Section 15(g).
(h)
Interpretation. The language in all parts of this Plan shall in all cases be construed according to its fair meaning, and not strictly for or against the Company or a Participant. In this Plan, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another. There shall be no entitlement to benefits and payments under any of Section 5, Section 6 or Section 7 hereof if a Participant otherwise has been, is, or will be entitled to benefits under one or more different sections among Section 5, Section 6 and Section 7.
(i)
Non-Waiver of Rights and Breaches. No failure or delay of the Company or a Participant in the exercise of any right given to the Company or the Participant under this Plan shall constitute a waiver unless the time specified for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver by the Company or the Participant of any default of the Company or the Participant, as applicable, shall not be deemed to be a waiver of any subsequent default or other default by the Company or the Participant, as applicable.
(j)
Successors and Assigns. The rights and obligations of the Company under this Plan will inure to the benefit of, and will be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Participant under this Plan will inure to the benefit of, and will be binding upon, the Participant and the Participant’s heirs, personal representatives, and assigns.

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(k)
Top Hat Plan. This Plan is intended to be a “top hat” plan maintained primarily for a group of management or highly compensated employees.
(l)
Governing Law. The provisions of this Plan will be governed by and construed in accordance with the laws of the State of Texas, notwithstanding any conflict of law provision to the contrary. ANY ACTION BROUGHT BY THE COMPANY OR ANY PARTICIPANT SHALL BE BROUGHT AND MAINTAINED IN A COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY IN THE STATE OF TEXAS. EACH PARTICIPANT CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE SET FORTH HEREIN, AND CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING OF THE COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, (1) TO THE PARTICIPANT AT HIS OR HER LAST KNOWN ADDRESS AND (2) TO THE COMPANY BY DELIVERY TO ITS REGISTERED AGENT IN THE STATE OF TEXAS.
(m)
Severability. If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any compensation under this Plan under any law deemed applicable by the Compensation Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Compensation Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.
(n)
Claims Procedure.
(i)
The Compensation Committee has the exclusive right to determine eligibility for benefits under the Plan and to deny or grant a claim, in whole or in part. All claim determinations shall be made by the Compensation Committee (or its delegate) in a uniform and nondiscriminatory manner in accordance with the Plan provisions. The Compensation Committee’s decision on a claim for benefits is final and binding on all persons.
(ii)
Any Participant or his or her authorized representative who believes he or she may be eligible for benefits under this Plan may file a claim for benefits to which the claimant believes he or she is entitled. Claims under this Plan must be made in writing and delivered to the Compensation Committee, in person or by mail, postage prepaid. When a claim has been properly filed, the Compensation Committee shall, within 90 days after receipt of such claim, send to the claimant notice of the grant or denial, in whole or in part, of such claim unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary, the claimant will be given notice to this effect prior to the expiration of the initial 90-day period. Any notice of extension shall set forth the special circumstances requiring the extension of time and the date by which

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the Compensation Committee expects to render its decision on the application for benefits.
(iii)
The Compensation Committee will provide the claimant with written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the notice shall contain: (A) the specific reasons for the denial; (B) references to pertinent Plan provisions on which the denial is based; (C) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and (D) an explanation of the Plan’s claim review procedure, the time limits applicable under the procedures, and a statement regarding the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (if applicable) following an adverse benefit determination on appeal.
(iv)
If a claim is denied, in whole or in part, the claimant shall have the right to request that the Compensation Committee review the denial, provided that the claimant files a written request for review with the Compensation Committee no later than 60 days after the date on which the claimant received written notification of the denial. The request for a review shall be in writing and shall be addressed to the Compensation Committee at the Company’s principal office. The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters which the claimant deems pertinent. The Compensation Committee may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review. The claimant may submit written comments, documents, records and other information related to the benefit claim on appeal. The claimant must be provided, upon request and free of charge, reasonable access to and copies of any and all records, documents or information on which the Compensation Committee based its determination (the “Relevant Records”).
(v)
The Compensation Committee will provide the claimant with written notification of the benefit determination on review within 60 days after a request for review is received, unless special circumstances require an extension of time for processing the review, in which case the Compensation Committee shall give the claimant written notification within the initial 60-day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within 120 days after the date on which the request for review was filed). If the Compensation Committee denies the claim on review, in whole or in part, the notification will set forth, in a manner

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calculated to be understood by the claimant: (A) the specific reason or reasons for the denial; (B) specific references to the Plan provisions on which the denial is based; (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Records; and (D) a description of the claimant’s right to obtain information about such procedures and a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA following the denial on appeal.

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Exhibit A

Termination Multipliers

Participation Tier	Applicable Severance Multiplier	Applicable COBRA Multiplier
0	2.0	1.5
1	1.5	1.5
2	1.0	1.0
3	0.75	0.75